For Immediate Release

CONTACT:

Investors/Media	Media
Blaine Davis	Kevin Wiggins
(610) 459-7158	(610) 459-7281

Investors
Jonathan Neely
(610) 459-6645

PENWEST PHARMACEUTICALS SHAREHOLDERS APPROVE
MERGER WITH SUBSIDIARY OF ENDO PHARMACEUTICALS

Patterson, N.Y. – Nov. 4, 2010 – At a special meeting today, Penwest Pharmaceuticals (Nasdaq: PPCO) shareholders voted to approve the merger of West Acquisition Corp., an indirect wholly owned subsidiary of Endo Pharmaceuticals Holdings (Nasdaq: ENDP), with and into Penwest and voted to approve the “Agreement and Plan of Merger,” dated Aug. 9, 2010, by Penwest, West and Endo.

The merger became effective on Nov. 4, 2010.

Approximately 92.55 percent of the outstanding shares were voted in favor of the merger and the merger agreement. Penwest shareholders of record at the close of business on Sept. 24, 2010, were provided notice of the special meeting and were entitled to vote on the merger and the merger agreement.

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